JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G, dated February 13, 2018 (the “Schedule 13G”), with respect to the Class A Common Stock, par value $0.001 per share, of Viacom Inc. is, and any amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.  This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 13th day of February, 2018.

/s/ Sumner M. Redstone
Name:	Sumner M. Redstone
Individually

SUMNER M. REDSTONE NATIONAL AMUSEMENTS TRUST

/s/ Sumner M. Redstone
Name:	Sumner M. Redstone
Title:	Trustee

NAI ENTERTAINMENT HOLDINGS LLC

/s/ Tad Jankowski
Name:	Tad Jankowski
Title:	Vice President

NAI ASSET HOLDINGS LLC

/s/ Tad Jankowski
Name:	Tad Jankowski
Title:	Vice President

NATIONAL AMUSEMENTS, INC.

/s/ Tad Jankowski
Name:	Tad Jankowski
Title:	Vice President